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                                                                  EXHIBIT 11.1

                              FIRST VIRTUAL HOLDINGS INCORPORATED

                         STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   YEAR ENDED           YEAR ENDED
                                                                  DECEMBER 31,         DECEMBER 31,
                                                                      1995                 1996
                                                                  ------------         ------------
Net loss........................................................   (2,269,981)          (10,689,940)
Common Stock....................................................    4,170,154             4,558,262
Conversion of Redeemable Preferred Stock into Common Stock......      361,287             1,820,422
Shares related to SAB No. 83....................................    3,610,518             2,145,384
                                                                   -----------           -----------
Shares used in computing pro forma net loss per share...........    8,141,959             8,524,068
                                                                   ===========           ===========
Pro forma net loss per share....................................       $(0.28)               $(1.25)
                                                                   ===========           ===========